UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 25, 2012

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender.  The Loan Agreement provides for a credit facility of up to $100 million (the “Apollo Credit Facility”) with an initial availability of $55 million. On September 25, 2012, we entered into the Acknowledgement and Amendment No. 2 (Series C Preferred Stock, Covenant Compliance, PDC Acquisition and APOD Adjustment) (the “Amendment”) with Apollo under the Apollo Credit Facility.

The Amendment: (i) modifies certain financial covenants, referred to in the Loan Agreement as the “Maintenance Covenants,” by moving the initial testing date from October 31, 2012 to January 31, 2013 and by adjusting the covenant compliance levels on the first testing date; (ii) amends Schedule 7.12 to allow us to acquire additional interests held by third parties in the PDC Assets already acquired pursuant to the original Schedule; and (iii) amends the Approved Plan of Development by moving RU-3 to APOD A.

Additionally, the Amendment grants certain acknowledgements regarding and makes certain changes to the Loan Agreement allowing for our issuance of a new class of preferred stock, designated the “10.75% Series C Cumulative Redeemable Preferred Stock” (the “Series C Stock”).  Among other things, the Amendment: (i) permits the filing of articles supplementary amending our amended and restated articles of incorporation, which designate the terms of the Series C Stock; (ii) allows for the creation of a separate account, into which a portion of the proceeds of the sale of the Series C will be deposited sufficient to pay any regular dividends on the Series C Stock and the previously issued shares of our Series B Redeemable Preferred Stock (the “Series B Stock”) during the first year after sales of the Series C Stock commence (the “Initial Year”); (iii) allows us to use the funds on deposit in that account to make payments of those regular dividends when due in cash during the Initial Year; (iv) with respect to regular dividends payable after the Initial Year has elapsed,  permits the payment of cash dividends on the Series C Stock, provided that (A) we are in compliance with the Capital Covenants (as defined in the Loan Agreement), on a pro forma basis on the relevant dividend date, and as of the regular reporting date immediately preceding that dividend date, and (B) no Default or Event of Default (as defined in the Loan Agreement) has occurred or is continuing on the dividend date; (v) restricts our ability to redeem the Series C Stock prior the 30th day following Security Termination (as defined in the Loan Agreement); and (vi) prohibits us from modifying the terms of the Series C Stock without Apollo’s prior written consent.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as an Exhibit 10.49 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.49	Acknowledgement and Amendment No. 2 (Series C Preferred Stock, Covenant Compliance, PDC Acquisition and APOD Adjustment), dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: September 26, 2012	By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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